UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 19, 2010

NEENAH PAPER, INC.
(Exact Name Of Registrant As Specified In Charter)

Delaware	001-32240	20-1308307
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer
Identification No.)

3460 Preston Ridge Road
Alpharetta, Georgia 30005
(Address of principal executive offices, including zip code)

(678) 566-6500
(Registrant’s telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c)  On March 19, 2010 Neenah Paper, Inc. (the “Company”) announced the appointment of John P. O’Donnell, as Chief Operating Officer of the Company, to be effective as of June 1, 2010.  Mr. O’Donnell has served as a Senior Vice President of the Company, and President of the Fine Paper business, since November 1, 2007.  Mr. O’Donnell will continue to report directly to Sean T. Erwin, Chairman and Chief Executive Officer of the Company.

Prior to joining the Company Mr. O’Donnell was employed by Georgia-Pacific Corporation in the Consumer Products division, where he served as President of the North America Retail Business from 2004 through 2007, and as President of the North American Commercial Tissue business from 2002 through 2004.

In connection with his appointment, Mr. O’Donnell will be granted 10,000 nonqualified stock options pursuant to the Neenah Paper, Inc. 2004 Omnibus Stock and Incentive Compensation Plan (the “Omnibus Plan”).

In addition, Armin Schwinn has been named Senior Vice President and Managing Director of the Company’s German operations (“Neenah Germany”), to be effective April 1, 2010.  Mr. Schwinn succeeds Dr. Walter Haegler, who will retire after 20 years as Managing Director of Neenah Germany.  Mr. Schwinn has been part of Neenah Germany since 1995 and was most recently Vice President, Finance, responsible for financial, purchasing and administrative functions.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description of Exhibit

99.1	Press release dated March 19, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEENAH PAPER, INC.
(Registrant)

Date: March 22, 2010	/s/ Steven S. Heinrichs
Steven S. Heinrichs
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release dated March 19, 2010.